EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2022-B34 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Novo Nordisk HQ Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Novo Nordisk HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Novo Nordisk HQ Mortgage Loan, Citibank, N.A., as Custodian for the Novo Nordisk HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Novo Nordisk HQ Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Novo Nordisk HQ Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 601 Lexington Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 601 Lexington Avenue Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 601 Lexington Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 601 Lexington Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bedrock Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Bedrock Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bedrock Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bedrock Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bedrock Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Wilshire Mortgage Loan, KeyBank National Association, as Special Servicer for the One Wilshire Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Wilshire Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One Wilshire Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One Wilshire Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the JW Marriott Desert Springs Mortgage Loan, KeyBank National Association, as Special Servicer for the JW Marriott Desert Springs Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Desert Springs Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the JW Marriott Desert Springs Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the JW Marriott Desert Springs Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Glen Forest Office Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Glen Forest Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Glen Forest Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Glen Forest Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Glen Forest Office Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Shearer's Industrial Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Shearer's Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shearer's Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Shearer's Industrial Portfolio Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Shearer's Industrial Portfolio Mortgage Loan.

Dated: March 16, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)